UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2020 (August 7, 2020)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 000-19034

New York	000-19034	13-3444607
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock – par value $0.001 per share	REGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

1.750% Senior Notes due 2030 and 2.800% Senior Notes due 2050; Base Indenture and First Supplemental Indenture

On August 12, 2020, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) issued and sold $1.250 billion aggregate principal amount of the Company’s 1.750% Senior Notes due 2030 (the “2030 Notes”) and $750 million aggregate principal amount of the Company’s 2.800% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”). The Notes were registered pursuant to an automatic shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (Registration Statement No. 333-228352) (filed with the Securities and Exchange Commission on November 13, 2018) (the “Registration Statement”), and were issued pursuant to an Indenture, dated as of August 12, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of August 12, 2020 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Net proceeds to the Company from the issuance and sale of the Notes were approximately $1,977 million (after deducting underwriting discounts and the Company’s estimated offering expenses) and were used in part to repay in full the Sanofi Repurchase Bridge Facility (as defined in Item 8.01 below) and to pay accrued interest and related fees and expenses in connection therewith.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment with Regeneron’s other existing and future senior unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, and senior in right of payment to any of Regeneron’s future subordinated indebtedness. The Notes are effectively subordinated to all of Regeneron’s existing and future secured indebtedness and other secured liabilities, if any, to the extent of the value of the assets securing such indebtedness and liabilities; and are structurally subordinated to all existing and future obligations of Regeneron’s subsidiaries. The 2030 Notes will accrue interest at the rate of 1.750% per year and will mature on September 15, 2030. The 2050 Notes will accrue interest at the rate of 2.800% per year and will mature on September 15, 2050. Interest on each series of Notes will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2021, until their respective maturity dates.

The Notes may be redeemed at the Company’s option at any time at 100% of the principal amount plus accrued and unpaid interest to, but not including, the redemption date and, until a specified period before maturity, a specified make-whole amount. The Notes contain a change-of-control provision that, under certain circumstances, may require the Company to offer to repurchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture also contains certain limitations on the Company’s ability to incur liens and enter into sale and leaseback transactions, as well as customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Base Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein, and the First Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.2 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01. Other Events.

In connection with the offering of the Notes, the Company entered into an underwriting agreement, dated August 7, 2020 (the “Underwriting Agreement”), among the Company and Goldman Sachs & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale by the Company to the Underwriters of the Notes. The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties, and termination provisions.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Following the closing of the issuance and sale of the Notes, the Company repaid in full the $1.5 billion principal amount of loans outstanding under the credit agreement by and among the Company, as the borrower, Goldman Sachs Bank USA, as administrative agent, sole bookrunner, sole lead arranger, and a lender, and the other lenders party thereto from time to time (the “Sanofi Repurchase Bridge Facility”), as well as accrued interest and related fees and expenses in connection therewith. The proceeds of the loans under the Sanofi Repurchase Bridge Facility were previously used to fund, in part, the purchase by Regeneron of shares of Regeneron common stock held by Sanofi and to pay related fees, costs, and expenses.

A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the Notes is attached hereto as Exhibit 5.1.

Item 9.01. Financial Statements And Exhibits.

(d)       Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated August 7, 2020, by and among the Company, Goldman Sachs & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.
4.1	Indenture, dated August 12, 2020, between the Company and U.S. Bank National Association.
4.2	First Supplemental Indenture, dated August 12, 2020, between the Company and U.S. Bank National Association.
4.3	Form of 1.750% Senior Note due 2030 (included in Exhibit 4.2).
4.4	Form of 2.800% Senior Note due 2050 (included in Exhibit 4.2).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

Date: August 12, 2020	By:	/s/ Joseph J. LaRosa
	Name:	Joseph J. LaRosa
	Title:	Executive Vice President, General Counsel and Secretary

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